SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14 of
the Securities Exchange Act of 1934

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Charlotte Russe Holding, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 12, 2002

Dear Stockholder:

     It is my pleasure to invite you to the Annual Meeting of Stockholders of Charlotte Russe Holding, Inc. to be held at our corporate offices, 4645 Morena Boulevard, San Diego, California, on Tuesday, February 12, 2002, at 9:00 a.m., for the following purposes:

1.	To elect six directors to hold office until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified in accordance with the by-laws of the Company.

2.	To transact any and all other business that may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed Wednesday, January 2, 2002 as the record date for the annual meeting. Only holders of record at the close of business on that day will be entitled to vote at the annual meeting or any adjournment of the annual meeting. All stockholders are invited to attend the meeting.

     To insure your representation at the meeting, please complete and mail your Proxy Card in the return envelope provided, as soon as possible.

By Order of the Board of Directors,

Jennifer L. Bolinger Secretary

San Diego, California
January 14, 2002

4645 Morena Boulevard, San Diego, California 92117 Phone (858)587-1500 Fax (858)587-0619

GENERAL INFORMATION
PROPOSAL ONE: ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROXY SOLICITATION COSTS
STOCKHOLDER PROPOSALS
INDEPENDENT AUDITORS
OTHER MATTERS

CHARLOTTE RUSSE HOLDING, INC.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

     The board of directors of Charlotte Russe Holding, Inc., a Delaware Corporation (the “Company”), is soliciting the enclosed proxy card from our stockholders. The proxy will be used at our Annual Meeting of Stockholders to be held at 9:00 a.m. on Tuesday, February 12, 2002 at our corporate offices, 4645 Morena Boulevard, San Diego, California 92117.

     This proxy statement contains important information regarding our annual meeting. Specifically, it identifies the proposal on which you are being asked to vote, provides information that you may find useful in determining how to vote, and describes voting procedures.

     We use several abbreviations in this proxy statement. We refer to our company as “Charlotte Russe” or the “company.” We call our board of directors the “Board.” References to “fiscal 2001” mean our 2001 fiscal year, which began on October 1, 2000 and ended on September 29, 2001.

Who May Attend and Vote?

     Our board of directors is sending this proxy statement on or about January 14, 2002 to all of our stockholders as of the record date, January 2, 2002. Stockholders who owned Charlotte Russe common stock at the close of business on January 2, 2002 are entitled to attend and vote at the annual meeting. On the record date, we had approximately 20,858,483 shares of our common stock issued and outstanding. We had 18 record stockholders as of the record date, and we believe our common stock is held by more than 4,000 beneficial owners.

How Do I Vote?

     As a stockholder, you have the right to vote on certain business matters affecting our company. The proposal that will be presented at the annual meeting, and upon which you are being asked to vote, is discussed in the section entitled “Proposal One.” Each share of Charlotte Russe common stock you own entitles you to one vote. The enclosed proxy card indicates the number of shares you own.

     By signing and returning the proxy card according to the enclosed instructions, you are enabling the individuals named on the proxy card (known as “proxies”) to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. Your shares will be voted as you direct on the proxy card. If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a statement or letter from the nominee authorizing you to vote the shares you beneficially own and indicating that you are the beneficial owner of the shares on January 2, 2002, the record date of the meeting.

What Does the Board of Directors Recommend?

     If you submit the proxy card but do not indicate your voting instructions, the persons named as proxies on your proxy card will vote in accordance with the recommendations of the Board of Directors. The Board recommends that you vote:

•	FOR the six nominees for director identified in Proposal One

What Vote Is Required for The Proposal?

     Consistent with Delaware law and the Company’s by-laws, the holders of a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. The affirmative vote of the majority of votes cast is required for the election of the directors. The SK Equity Fund, L.P. and the SK Investment Fund, L.P. (the “SKM Funds”) together hold a majority of the outstanding shares of our common stock and have informed us that they intend to vote in favor of the proposal outlined above.

     Shares represented by proxies that indicate an abstention or a “broker non-vote” (that is, shares represented at the Annual Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Shares indicating an abstention and shares indicating a broker non-vote, however, will not constitute votes cast at the meeting and thus will have no effect on the outcome.

May I Change My Vote After I Return My Proxy Card?

     Yes. Any stockholder has the right to revote his or her proxy at any time before it is voted by: (1) attending the meeting and voting in person; (2) by filing with our Secretary a written instrument revoking the proxy; or (3) delivering to our Secretary another newly executed proxy bearing a later date.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Board of Directors

     Under our current certificate of incorporation and by-laws, our Board of Directors determines the number of our directors. We currently have six directors.

The Election

     The six directors whose regular terms of office expire at the upcoming Annual Meeting have been nominated for reelection to our Board of Directors. Information about these directors is given below. If elected, each director would serve until the next annual meeting and until his successor is elected and qualified, or until his earlier death, removal, or resignation.

     The Board of Directors has no reason to believe that any of the listed nominees will not serve if elected. If, however, any nominee cannot or will not serve as a director, the persons named on your proxy card may vote for a substitute nominee designated by the Board.

     Set forth below is information concerning each of the nominees for director.

		Experience; Principal Occupation;
Name	Age	Directorships of Other Public Companies

Bernard Zeichner	57	Mr. Zeichner serves as Chief Executive Officer and Chairman of the Board of Directors and was our President from May 1996 to June 2001. Prior to joining the Company, he was President of the retail division of Guess? from 1993 to 1995. Prior to that, Mr. Zeichner was employed by Contempo Casuals, serving as President from 1982 to 1993 and as Chief Executive Officer from 1989 to 1993. From 1977 to 1982, Mr. Zeichner was Executive Vice President of Joske’s of Texas, a department store chain.
Paul R. Del Rossi	59	Mr. Del Rossi has been a Director since January 2000. He served as President and CEO of General Cinema Theatres from 1983 through 1997, and currently serves as Chairman of General Cinema Theatres and General Cinema International. Prior to joining General Cinema, Mr. Del Rossi was Senior Vice President of the Venture Capital Group at The Boston Company and was a management consultant with Arthur D. Little. Mr. Del Rossi is also a director of the Massachusetts Chapter of the Cystic Fibrosis Foundation and the DeWolfe Companies.
W. Thomas Gould	55	Mr. Gould has been a Director since January 2000. Mr. Gould began his career with Maas Brothers, a division of Allied Stores Corporation, in 1969 and in 1985 joined Younkers as President. During his time at Younkers, Mr. Gould also served as both the CEO and Chairman until it merged with Proffitt’s (now owned by Saks Incorporated) in 1996. He then served as Vice Chairman of Proffitt’s until his retirement in April 1997. Mr. Gould also serves on the Board of Directors of Sentry Insurance Company.

		Experience; Principal Occupation;
Name	Age	Directorships of Other Public Companies

Allan W. Karp	46	Mr. Karp has been a Director since September 1996. Since 1990, Mr. Karp has been a Partner of Saunders Karp & Megrue Partners, L.L.C., or its predecessor, which serves as the general partner of SKM Partners, L.P., which serves as the general partner of The SK Equity Fund, L.P. and the SK Investment Fund, L.P. Before founding Saunders Karp & Megrue Partners, L.L.C., Mr. Karp was a Principal in the Merchant Banking Department at Morgan Stanley & Co., Inc. Mr. Karp also serves on boards of directors of Mimi’s Cafe, Souper Salad, Inc., Constellation Concepts, Inc., Accessory Network Group, Inc., Party Concepts, Inc., S.B. Restaurant Co. and UpToDate, Inc.
Leonard H. Mogil	55	Mr. Mogil has been a Director since August 2001. Mr. Mogil joined Phillips-Van Heusen Corporation in 1989 and held executive positions until his retirement in August 2001 from the position of Group Executive Vice President of Retail Operations. Prior to joining Phillips-Van Heusen, Mr. Mogil held executive positions at various commercial and retail organizations including Gertz Department Stores, Block’s Department Stores and Joske’s of Texas. He began his professional career at the accounting firm of Touche Ross & Co. where he became a Certified Public Accountant.
David J. Oddi	31	Mr. Oddi has been a Director since September 1996. Mr. Oddi joined Saunders Karp & Megrue, L.P. as an Associate in 1994 and is currently a Partner of Saunders Karp & Megrue Partners, L.L.C., which serves as the general partner of SKM Partners, L.P., which serves as the general partner of The SK Equity Fund, L.P. and the SK Investment Fund, L.P. Prior to joining Saunders Karp & Megrue, Mr. Oddi was a financial analyst in the Leveraged Finance Group at Salomon Brothers Inc. Mr. Oddi also serves on the boards of directors of The Children’s Place Retail Stores, Inc., Pennsylvania Fashions, Inc., S.B. Restaurant Co., Inc., Tommy Bahama, Organized Living, Inc., and Souper Salad, Inc.

Recommendation:	Our Board of Directors recommends that you vote “FOR” the election of each nominee named above.

Information Concerning the Board of Directors and Its Committees

     During fiscal 2001, our Board of Directors held six meetings. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. Each of our directors attended at least 75% of the meetings of the Board of Directors and of each committee of which he is a member.

     The Audit Committee, which consists of Messrs. Del Rossi, Gould, and Mogil, held seven meetings during fiscal 2001. The Audit Committee serves as the representative of the Board for the general oversight of Company affairs in the area of financial reporting and internal operating controls. In meeting its responsibilities, the Audit Committee is expected to (i) to review with management and the independent auditors the scope and results of the annual audit, the nature of any other services provided by the independent auditors, changes in the accounting principles applied to the presentation of the Company’s financial statements, and any comments by the independent auditors on the Company’s policies and procedures with respect to internal accounting, auditing and financial controls, (ii) to review the consistency and reasonableness of the financial statements contained in the Company’s quarterly and annual reports prior to filing them with the Securities and Exchange Commission and discuss the results of these quarterly reviews, annual audits and any other matters required to be communicated by the independent auditors under generally accepted auditing standards, and (iii) to make recommendations to the Board of Directors on the engagement of independent auditors.

     The Compensation Committee, which consists of Messrs. Karp and Oddi, held two meetings during fiscal 2001. The duties of the Compensation Committee are (i) to exercise the power of the Board of Directors with respect to the administration of, and grant of awards under, the Company’s 1999 Equity Incentive Plan and (ii) to review and establish compensation practices and policies for the officers of the Company.

     Our non-employee directors currently receive an annual fee of $10,000 plus $500 for each meeting attended. Any director may waive these fees, and in fiscal 2001, Messrs. Karp and Oddi waived them. Directors who are employees of the Company are not entitled to any fees or additional compensation for service as members of the Board of Directors or any of its committees. All directors are reimbursed for reasonable travel and other expenses of attending meetings of the Board of Directors and committees of the Board of Directors. In addition, each non-employee director is eligible to participate in the 1999 Equity Incentive Plan. In fiscal 2001, Messrs. Del Rossi, Gould, and Mogil received options to purchase 2,500, 2,500, and 10,000 shares of common stock, respectively.

     Information about ownership of the Company’s securities by the nominees for director is included under the heading “Security Ownership of Certain Beneficial Owners and Management.”

EXECUTIVE OFFICERS

     The names and business experience of the executive officers of the Company who are not also directors are set forth below.

Name	Age	Position

Harriet A Bailiss-Sustarsic	44	President, Chief Merchandising Officer
Mark A. Hoffman	52	Senior Executive Vice President, Chief Operating Officer
Daniel T. Carter	45	Executive Vice President, Chief Financial Officer
R. Tina Kernohan	48	Executive Vice President, Store Operations

     Ms. Sustarsic was promoted to President and Chief Merchandising Officer in June 2001 and formerly was our Executive Vice President and General Merchandise Manager since joining us in October 1996. From 1993 to 1996, Ms. Sustarsic was Director of Merchandising for the knits division of Rampage Clothing Company, a junior apparel manufacturer. Previously, Ms. Sustarsic worked for Contempo Casuals from 1987 to 1993, starting as a buyer and rising to a Divisional Merchandise Manager. Ms. Sustarsic began her retail career in 1980 at The Broadway department store chain and served in various merchandising positions.

     Mr. Hoffman joined us in August 2001 as Senior Executive Vice President and Chief Operating Officer. From June 1999 through May 2001, Mr. Hoffman was Chief Operating Officer for Pacific Sunwear, a publicly traded specialty retailer with over 500 stores. From 1994 to 1999, Mr. Hoffman was employed by Claire’s Stores where he was President and Chief Operating Officer of the Claire’s

Accessories business. Previously, he was President and CEO of Accessory Place from 1990 to 1994 and was Executive Vice President of Country Road Australia from 1988 to 1990. Mr. Hoffman began his retailing career in 1978 with May Department Stores, and he entered specialty retailing in 1984 at Ann Taylor where he held the position of Chief Financial Officer.

     Mr. Carter joined us in June 1998 as Executive Vice President and Chief Financial Officer. From September 1997 through May 1998, Mr. Carter was Chief Financial Officer for Advanced Marketing Services, a public company that wholesales books to Costco and Sam’s Club. From 1986 to September 1997, Mr. Carter was employed by The Price Company, the operator of Price Clubs, and follow-up entities, ultimately serving as Senior Vice President for PriceCostco and Chief Financial Officer for Price Enterprises. Mr. Carter is a Certified Public Accountant.

     Ms. Kernohan joined us in June 1996 as a Regional Manager and was promoted to Executive Vice President, Store Operations in October 1997. From 1991 to 1996, Ms. Kernohan was a District Manager at Miller’s Outpost, where she supervised the operation of 20 stores. Ms. Kernohan was employed by Contempo Casuals from 1974 to 1990, where she advanced from sales to regional management, supervising 40 stores across five states.

Summary Compensation Table

     The following table sets forth all compensation for the last three completed fiscal years awarded to, earned by, or paid to our chief executive officer and those executive officers whose total annual salary and bonus exceeded $100,000 during fiscal 2001 (the “Named Executive Officers”) for all services rendered in all capacities to the Company and its subsidiaries.

				Long Term
				Compensation
				Awards

				Securities
Name and Principal				Underlying	All Other
Position at Fiscal Year End	Year	Salary ($)	Bonus ($)	Options (#)	Compensation($)

Bernard Zeichner	2001	375,000	88,411	—	49,673	(1)
Chairman of the Board	2000	362,788	300,124	—	49,673	(1)
Chief Executive Officer	1999	280,288	275,000	—	—
Harriet A. Bailiss-Sustarsic	2001	288,461	—	20,000	—
President,	2000	231,590	94,000	35,000	—
Chief Merchandising Officer	1999	200,346	111,000	—	—
Daniel T. Carter	2001	246,154	—	15,000	—
Executive Vice President,	2000	236,731	88,000	35,000	—
Chief Financial Officer	1999	206,834	120,000	100,000	—
R. Tina Kernohan	2001	142,500	—	10,000	—
Executive Vice President,	2000	118,125	26,250	10,000	—
Store Operations	1999	102,558	48,780	—	—

(1)	Represents $23,942 for a life insurance premium paid by the Company and $6,125 for the value of an automobile leased by the Company for Mr. Zeichner’s use. These items are taxable to Mr. Zeichner. The personal income tax impact was assumed by the Company which resulted in additional compensation of $19,606.

Option Grants in Last Fiscal Year

     The following table sets forth the individual grants of stock options made by the Company during the fiscal year ended September 29, 2001 to our Named Executive Officers.

					Potential Realizable
					Value At Assumed
	Number of	Percent of			Annual Rates of Stock
	Securities	Total Options			Price Appreciation for
	Underlying	Granted to			Option Term
	Options	Employees in	Exercise	Expiration
Name	Granted	Fiscal 2001	Price	Date	5%	10%

Bernard Zeichner	—	—	—	—	—	—
Harriet A. Bailiss-Sustarsic	20,000	4.67%	$11.25	10/19/10	$141,501	$358,592
Daniel T. Carter	15,000	3.50%	$11.25	10/19/10	$106,125	$268,944
R. Tina Kernohan	10,000	2.34%	$11.25	10/19/10	$70,751	$179,296

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table summarizes for each of our Named Executive Officers (i) the total number of shares received upon exercise of stock options during the fiscal year ended September 29, 2001, (ii) the aggregate dollar value realized upon such exercise, (iii) the total number of unexercised options, if any, held at September 29, 2001 and (iv) the value of unexercised in-the-money options, if any, held at September 29, 2001. In-the-money options are options where the fair market value of the underlying securities exceeds the exercise or base price of the option. The aggregate value realized upon exercise of a stock option is the difference between the aggregate exercise price of the option and the fair market value of the underlying stock on the date of exercise. The value of unexercised, in-the-money options at fiscal year-end is the difference between the exercise price of the option and the closing sale price of a share of common stock on September 29, 2001, which was $12.99. With respect to unexercised, in-the-money options, actual gains, if any, realized on exercise will depend on the value of the common stock on the date of exercise.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		September 29, 2001		September 29, 2001
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Bernard Zeichner	—	—	869,250	45,750	$10,161,533	$534,817
Harriet A. Bailiss-Sustarsic	20,000	$402,500	22,800	69,600	$203,372	$349,504
Daniel T. Carter	30,000	$615,250	37,000	83,000	$298,630	$461,420
R. Tina Kernohan	15,000	$321,975	25,200	28,800	$282,148	$162,812

Employment Arrangements with Executive Officers

     We entered into an employment agreement with Mr. Zeichner that remains effective through September 30, 2003. Under the terms of the employment agreement, Mr. Zeichner has agreed to serve as Chief Executive Officer of our operating subsidiary and as a member of the Board of Directors of the Company and each subsidiary. Mr. Zeichner will receive an annual base salary of $550,000, an annual incentive bonus and certain medical and other benefits for fiscal 2002 and 2003. The incentive bonus will be based on a percentage, up to .75%, of the Company’s earnings before interest, taxes, depreciation and amortization, depending on the growth in such earnings. If Mr. Zeichner’s employment is terminated without cause or Mr. Zeichner resigns his position as a consequence of material breach of the employment agreement or the Stockholders Agreement, he will be entitled to one year of his base salary at the time of termination, payable in 12 equal monthly installments.

     We entered into employment agreements with Ms. Sustarsic, Mr. Hoffman, Mr. Carter and Ms. Kernohan under which they will receive annual base salaries of $325,000, $400,000, $260,000, and $150,000, respectively. Each officer is entitled to participate in the management bonus program. Mr. Hoffman is eligible for a guaranteed bonus equal to 25% of his salary for the fiscal year ending in September 2002, and he received an option to acquire 175,000 shares of common stock at $20.04 per share which vests over a 5-year period and has a 10-year term. Each officer is also entitled to participate in benefit programs offered to employees of the Company. If their employment is terminated for a reason other than cause, as defined, they are entitled to certain severance benefits, ranging from six to twelve months, which are subject to reduction in the event of obtaining new employment prior to the end of the severance period. In addition, the agreements for Ms. Sustarsic, Mr. Hoffman, and Ms. Kernohan provide for acceleration of unvested stock options if their employment is terminated as a result of a change in control of the Company.

Compensation Committee Interlocks and Insider Participation

     None of our executive officers has served as a director or member of the compensation committee of any other entity whose executive officers served as a director or member of our compensation committee. Messrs. Karp and Oddi, the members of the Compensation Committee, are partners of Saunders Karp & Megrue, L.P., which receives an annual fee of $250,000 in exchange for its financial advisory services, as set forth in Certain Relationships and Related Transactions.

Compensation Committee Report

     The Compensation Committee of the Board of Directors is currently composed of two outside directors, Messrs. Karp and Oddi. The Compensation Committee is responsible for setting and administering the policies governing executive officer compensation, including cash compensation and stock ownership programs. The goals of the Company’s compensation policy are to attract and retain executive officers who contribute to the Company’s overall success, by offering compensation that is competitive in the retail apparel industry for similarly sized companies, to motivate executives to achieve business objectives and to reward them for their achievements. The Company generally uses salary, incentive compensation and stock options to meet these goals.

     Salary. The Compensation Committee sets the salary for the Company’s Chief Executive Officer within the range of salary that is competitive for similar positions in comparable companies in the retail apparel industry, based in part on a review of industry salary surveys and other publicly available information. The Committee uses the median of the range of base salaries for comparable companies as a target for the Chief Executive Officer’s base salary level, and adjusts this number based on the Chief Executive Officer’s experience, tenure, performance and level of equity ownership in the Company. The two year term of Mr. Zeichner’s previous employment contract expired in fiscal 2001. Entering into his new employment, the Compensation Committee increased Mr. Zeichner’s base salary to $550,000 to reflect the growth and favorable performance of the Company, as well as a general salary increase for similar positions in comparable companies. The Company’s Chief Executive Officer has historically determined the salaries of the other executive officers. Beginning in fiscal 2002, the Board of Directors will be making these determinations.

     Incentive Compensation. The Company has developed an incentive bonus program under which the Company’s employees are eligible to receive incentive cash bonuses equal to a percentage of their base salary based on annual performance goals set by the Compensation Committee. The Company’s Chief Executive Officer approves which employees will be eligible to participate in the incentive bonus program. Generally, bonuses are intended to reward the employees when the Company achieves its business objectives.

     Equity Compensation. The Compensation Committee believes that employee equity ownership provides additional motivation to maximize value for the Company’s stockholders. Since stock options are granted at market price, the value of the stock options is wholly dependent on an increase in the price of the Company’s Common stock. The Compensation Committee believes, therefore, that the stock options align the interests of the employees with those of the stockholders. In general, awards to employees are made taking into account the anticipated contributions by such employees in helping the Company achieve its strategic goals and objectives.

Compensation Committee Of
The Board Of Directors

Allan W. Karp
David J. Oddi

Audit Committee Report

     The Audit Committee of the Board of Directors currently consists of three directors, Messrs. Del Rossi, Gould, and Mogil, each of whom is an independent director (as defined in the National Association of Securities Dealers’ listing standards). The primary function of the audit committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by the Company to any governmental body or the public, the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and the Company’s auditing, accounting and financial processes generally. The Board of Directors has adopted a written charter of the Audit Committee, a copy of which was included as an Appendix to the Proxy Statement for the Company’s 2001 Annual Meeting of Stockholders.

     The Audit Committee has reviewed and discussed with the Company’s management the audited financial statements for fiscal 2001. The Audit Committee has also discussed with Ernst & Young LLP various matters related to the financial statements, including those matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, AU 380). The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with Ernst & Young LLP its independence.

     Based on the review and discussion described in the immediately preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ending September 29, 2001 for filing with the Securities and Exchange Commission.

Audit Committee Of
The Board Of Directors

Paul R. Del Rossi
W. Thomas Gould
Leonard H. Mogil

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Company’s common stock owned as of the close of business on January 2, 2002, by the following persons: (i) each person who is known by the Company to own more than 5% of the outstanding shares of common stock; (ii) each director and Named Executive Officer; and (iii) all directors and Named Executive Officers as a group. Unless otherwise indicated below, to the Company’s knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent that authority is shared by spouses. Unless otherwise indicated, each person listed below maintains a mailing address of c/o Charlotte Russe Holding, Inc., 4645 Morena Boulevard, San Diego, CA 92117. The information on beneficial ownership in the table and footnotes thereto is based upon data furnished to the Company by, or on behalf of, the persons listed in the table.

	Shares Beneficially Owned

Name Of Beneficial Owner	Number	Percent

Directors and Executive Officers
Bernard Zeichner (1)	1,039,272	4.8%
Harriet A. Bailiss-Sustarsic (2)	45,400	*
Daniel T. Carter (2)	55,613	*
R. Tina Kernohan (2)	30,794	*
Paul R. Del Rossi (2)	8,000	*
1280 Boylston Street
Chestnut Hill, MA 02167
W. Thomas Gould (2)	20,500	*
701 Walnut Street
Des Moines, IA 50309
Allan W. Karp (3)	56,400	*
262 Harbor Drive
Stamford, CT 06902
David J. Oddi (3)	7,000	*
262 Harbor Drive
Stamford, CT 06902
Leonard H. Mogil	1,000	*
80 South Edgewood Road
Bedminister, NJ 07921
All officers and directors as a group, including those named above (9 persons)	1,263,979	5.8%

Five Percent (5%) Stockholders

SKM Funds (4)	14,717,348	64.5%
262 Harbor Drive
Stamford, CT 06902
Capital Guardian Trust Company (5)	1,909,300	9.2%
333 South Hope Street
Los Angeles, CA 90071

*	Denotes less than one percent

(1)	Includes 124,272 shares held by the Living Trust and 915,000 shares of common stock subject to options exercisable within sixty days after January 2, 2002. Mr. Zeichner is the trustee of the Living Trust.

(2)	The shares listed include shares subject to options exercisable within 60 days of January 2, 2002 as follows: Ms. Bailiss-Sustarsic, 45,400 shares; Mr. Carter, 47,000 shares; Ms. Kernohan, 30,000 shares; Mr. Del Rossi, 7,500 share; and Mr. Gould, 7,500 shares.

(3)	Excludes the shares of common stock owned by the SKM Funds.

(4)	Includes (a) 12,620,529 shares of common stock owned by The SK Equity Fund, L.P., (b) 131,379 shares of common stock owned by the SK Investment Fund, L.P. (together with The SK Equity Fund, L.P., the “SKM Funds”) and (c) 1,965,440 shares of common stock which may be acquired by the SKM Funds pursuant to the exercise of warrants. SKM Partners, L.P. is the general partner of each of The SK Equity Fund, L.P. and the SK Investment Fund, L.P. Saunders Karp & Megrue LLC serves as the general partner of SKM Partners, L.P.

(5)	Information provided is based on filings made under Section 13(f) of the Securities and Exchange Act of 1934 (the “Act”) as obtained through Thomson Financial’s “Disclosure” reporting service. Reflects the number of shares over which the holder has “investment discretion,” as defined in Section 3(a)(35) of the Act.

Stockholder Return Presentation

     Set forth below is a line graph comparing the cumulative total return on the Company’s common stock against the cumulative total return of the Standard & Poor’s 500 Index and the Standard & Poor’s Specialty Retailers Index for the period commencing on October 20, 1999 (the date of pricing of the Company’s common stock in its initial public offering) and ending on September 29, 2001, assuming in each case that $100 was invested on October 20, 1999 and that all dividends were reinvested. The Company’s stock price on the Nasdaq National Market was $12.99 on September 29, 2001.

	Cumulative Total Return

	10/20/1999	12/99	3/00	6/00	9/00	12/00	3/01	6/01	9/01

CHARLOTTE RUSSE HOLDING, INC	100.00	176.84	144.21	88.42	111.58	134.21	250.53	225.68	109.39
S & P 500	100.00	114.88	117.51	114.39	113.28	104.42	92.04	97.43	83.13
S & P RETAIL (SPECIALTY APPAREL)	100.00	124.08	132.25	94.72	76.22	85.39	83.45	94.75	54.68

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

     During fiscal 2001, we purchased approximately $681,000 of merchandise from Slant, Inc., a manufacturer of women’s apparel. Mr. Zeichner’s daughter is the President and Chief Executive Officer of Slant and his wife is also a principal officer. Mr. Zeichner’s wife and daughter also own a majority of the outstanding equity interests in Slant, Inc. We believe these purchases were on terms no less favorable to us than could have been obtained from a disinterested third party.

Stockholders Agreement

     The Company, the SKM Funds and Mr. Bernard Zeichner have entered into a Stockholders Agreement. This agreement provides that (1) so long as the SKM Funds own at least 25% of the total outstanding shares of common stock, they will have the right to nominate three directors and designate the Chairman of the Board of Directors and (2) so long as the SKM Funds own at least 1,820,735 shares of common stock, including shares of stock issuable upon the exercise of outstanding warrants, they will have the right to nominate two directors and include one director elected by the SKM Funds on each committee of the Board of Directors. The Stockholders Agreement grants Mr. Zeichner tag along rights in the event of a private sale by the SKM Funds of their shares of common stock. The Stockholders Agreement also grants, subject to limitations and exceptions, demand and piggyback registration rights to the SKM Funds and piggyback registration rights to Mr. Zeichner.

     The stockholders agreement provides for Saunders Karp & Megrue, L.P., an affiliate of the SKM Funds, to render financial advisory services, including review and analysis of operational results and budgets, to us in exchange for an annual fee of $250,000, payable in advance, plus reimbursement for out-of-pocket expenses. This fee terminates when the SKM Funds own less than 1,820,735 shares of common stock, including shares of common stock issuable upon exercise of outstanding warrants.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of the Company’s common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than ten-percent beneficial stockholders are required by SEC regulation to furnish to the Company copies of all Forms 3, 4 and 5 they file. Based solely on the Company’s review of copies of such forms it has received, the Company believes that all of its officers, directors and greater than ten-percent beneficial owners complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 2001, except that Messrs. Del Rossi and Gould filed their Form 5 for fiscal 2000 in May 2001.

PROXY SOLICITATION COSTS

     The Company will bear all the costs of the solicitation of proxies. Our Board of Directors may arrange with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for the reasonable out-of-pocket expenses incurred in so doing. In addition to the solicitation of proxies by mail, the Company may use the services of its directors, officers and regular employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally or by mail or telephone.

STOCKHOLDER PROPOSALS

     Stockholders may present proposals for inclusion in the 2003 Proxy Statement and form of proxy relating to that meeting provided they are received by our Secretary no later than September 14, 2002 and are otherwise in compliance with applicable Securities and Exchange Commission regulations.

INDEPENDENT AUDITORS

     The firm of Ernst & Young LLP was the Company’s independent auditors for fiscal 2001. The Company expects that a representative of Ernst & Young LLP will be present at the annual meeting and available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

     Ernst & Young LLP’s fees for the audit of the Company’s annual financial statements for fiscal 2001 and the reviews of the financial statements included in the Company’s Forms 10-Q for fiscal 2001 was $79,000. The Company incurred fees of $259,000 for services other than audit services rendered for fiscal 2001, none of which related to financial information systems design and implementation services. The Audit Committee has considered whether the provision of other services by Ernst & Young LLP is compatible with maintaining its independence.

OTHER MATTERS

     The Board of Directors has no knowledge of any other matter that may come before the annual meeting and does not, itself, currently intend to present any other such matter. However, if any such other matters properly come before the meeting or any adjournment of the meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

PROXY

CHARLOTTE RUSSE HOLDING, INC.
4645 Morena Boulevard
San Diego, California 92117

The undersigned stockholder of Charlotte Russe Holding, Inc., a Delaware corporation (the “Company”), hereby appoints Bernard Zeichner and Allan W. Karp, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the Annual Meeting of the Stockholders of the Company to be held on Tuesday, February 12, 2002 at 9:00 a.m. Pacific Standard Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and revokes any proxy heretofore given with respect to such meeting.

This proxy is being solicited by the Board of Directors of the Company. The votes entitled to be cast by the undersigned will be cast as instructed below. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” the following Proposal:

(Continued and to Be Signed on the Reverse Side)

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Please mark your votes as indicated in this example	X

		FOR ALL NOMINEES	WITHHOLD
		LISTED BELOW (except as marked	AUTHORITY to vote for all
		to the contrary below)	nominees listed below
1.	ELECTION OF DIRECTORS:			WITHHELD FOR: (To withhold to vote for any individual nominee, write the nominee’s name in the space provided below.)
01 Bernard Zeichner 04 Allan W. Karp 02 Paul R. Del Rossi 05 Leonard H. Mogil 03 W. Thomas Gould 06 David J. Oddi

Note: The proxies of the undersigned may vote according to their discretion on any other matter that may properly come before the meeting.

I plan to attend the meeting.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope

Signature(s)	Dated

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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